Genie S-85 HF
Genie

HERC HOLDINGS INC.

Q4 & FULL YEAR 2020 EARNINGS CONFERENCE CALL

February 18, 2021

Larry Silber
President & Chief Executive Officer

Aaron Birnbaum
Senior Vice President &
Chief Operating Officer

Mark Irion
Senior Vice President &
Chief Financial Officer

Elizabeth Higashi, CFA
Vice President, Investor Relations &
Sustainability

HercRentals®

©2021 Herc Rentals Inc. All Rights Reserved.

Herc Rentals Team


Herc

Larry Silber
President & Chief Executive Officer



Mark Irion
Senior Vice President & Chief Financial Officer


Herc

Aaron Birnbaum
Senior Vice President & Chief Operating Officer



Elizabeth Higashi
Vice President, Investor Relations & Sustainability

NYSE: HRI
©2021 Herc Rentals Inc. All Rights Reserved.
2

3NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Safe Harbor Statements and Non-GAAP Financial Measures Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non-GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow- through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non- GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation. Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy; projected profitability, performance or cash flows, future capital expenditures; anticipated financing needs, business trends, the impact and our response to COVID-19, liquidity and capital management, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

4NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. A Leader in the Equipment Rental Industry 56 Years in the equipment rental industry HRI Listed on the New York Stock Exchange on July 1, 2016 Locations in 39 states and five Canadian provinces Employees serving North America 277 4,800

5NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Maintained positive pricing in 2020 Strong cost management contributed to YoY improvement in adjusted EBITDA margin Disciplined capital spending contributed to substantial improvement in free cash flow Positioned to accelerate top-line growth 2020 Takeaways - Overcoming the Challenges

6NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Full Year 2020 Financial Highlights 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 Equipment Rental Revenue $1,543.7M Full Year (9.3)% YoY Total Revenues $1,781.3M Full Year (10.9)% YoY Adjusted EBITDA1 $689.4M Full Year (7.0)% YoY Net Income $73.7M Earnings Per Diluted Share $2.51 Adjusted EBITDA Margin1 38.7% Full Year +160 bps YoY Full Year 55.2% YoY Full Year 54.0% YoY

7NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Q4 2020 OPERATIONS REVIEW

8NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Delivering in a Challenging Environment Year-over-year trends in Q4 rental revenue improved compared with double-digit % declines in Q2 and Q3, but was still lower than the prior year Diverse customers and industries helped mitigate the impact of COVID-19 Results in the quarter were also aided by weather- related and emergency response activity Our ProSolutions® team continued to deliver strong results with rental revenue up 22% in the fourth quarter compared with the prior year

9NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Focusing on Safety Delivers Results TRIR improved to 0.86 in 2020 Continued focus on safety by following CDC guidelines All of our branches reported at least 98% Perfect Days in 2020 Conducted 58,395 safety training hours Total Recordable Incident Rate ("TRIR") 1.05 0.99 0.86 2018 2019 2020

10NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Investing in High Growth Urban Markets 277 Locations as of December 31, 2020 Strong geographic footprint in high growth urban markets New greenfield locations opened in Ft. Lauderdale, Toronto, Denver, and two in Dallas Four locations acquired in Houston Targeting 10 to 20 new locations in urban markets annually 39 states 5 provinces

11NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Managing Fleet to Enhance Utilization Fleet Composition at OEC1 $3.59B at OEC 1. Original equipment cost based on ARA guidelines. As of December 31, 2020 Fleet Expenditures at OEC1 Fleet Disposals at OEC1 Fleet disposals at OEC in Q4 2020 were $234 million, generating ~36% proceeds as a percent of OEC Average age of disposals was 85 months in Q4 2020 Average fleet age of 46 months in Q4 2020 $ in millions $ in millions Specialty 23.2% Aerial 23.6% Earthmoving 13.5% Material Handling 17.3% Trucks & Trailers 14.6% Other 7.8% $103 $289 $172 $63 $109 $88 $90 $62 2019 2020 Q1 Q2 Q3 Q4 $193 $123 $89 $188 $110 $83 $124 $234 2019 2020 Q1 Q2 Q3 Q4

12NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Contractors 33% Industrial 29% Infrastructure and Government 17% Other 21% Resilient Business Model Delivers 1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events Q4 Revenue by Customer1 Q4 Local vs National Mix National: 44% Local: 56% Our diverse customer mix, base of national customers and expanded specialty business continues to provide growth opportunities Industrial manufacturing activity began to close the gap with pre-COVID-19 levels Focusing on high growth industry verticals Customer revenues from the oil & gas sector were less than 8% of rental revenues in Q4 The return to normalcy in our end markets provides additional growth opportunities

13NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Continuing Our Journey Our team is focused on: • Enhancing the well-being of our team by investing in training • Operating a safe environment for our employees, customers and communities • Expanding in fast-growing urban markets to drive top-line growth • Improving utilization by driving more fleet through the network • Continued investment in ProSolutions business • Delivering a lean cost structure and improved margins • Providing excellent customer service and premium equipment to our customers

14NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Q4 FINANCIAL REVIEW

15NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Q4 and Full Year Financial Summary Three Months Ended December 31, Years Ended December 31, $ in millions, except per share data 2020 2019 % Chg. 2020 2019 % Chg. Equipment Rental Revenue $427.3 $457.0 (6.5)% $1,543.7 $1,701.8 (9.3)% Total Revenues $520.4 $540.1 (3.6)% $1,781.3 $1,999.0 (10.9)% Net Income $35.5 $35.1 1.1% $73.7 $47.5 55.2% Earnings Per Diluted Share $1.19 $1.20 (0.8)% $2.51 $1.63 54.0% Adjusted Net Income1 $40.2 $38.9 3.3% $88.5 $91.6 (3.4)% Adjusted Earnings Per Diluted Share1 $1.35 $1.33 1.5% $3.01 $3.15 (4.4)% Adjusted EBITDA1 $195.6 $214.4 (8.8)% $689.4 $741.0 (7.0)% Adjusted EBITDA Margin1 37.6% 39.7% (210) bps 38.7% 37.1% +160 bps REBITDA Margin1,2 45.8% 46.6% (80) bps 44.2% 42.7% +150 bps REBITDA YoY Flow-Through1,2 59.4% 27.9% Average Fleet3 (6.0)% YoY (2.4)% YoY Pricing3 (0.8)% YoY +0.1% YoY 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines

16NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. (0.3)% (1.6)% (1.3)%(2.0)% (16.1)% (8.8)% (6.0)% 2019 2020 Q1 Q2 Q3 Q4 2.0% (1.3)% 0.4% 0.7% 1.7% (0.5)% (4.5)% (6.0)% 2019 2020 Q1 Q2 Q3 Q4 Pricing1 35.6% 38.0% 40.8% 40.5% 35.7% 30.8% 37.6% 40.6% 2019 2020 Q1 Q2 Q3 Q4 Pricing and Utilization Performance 1. YoY Change. Based on ARA guidelines. 2. Based on ARA guidelines 3.8% 4.6% 4.5% 3.3% 2.4% (0.3)% (0.8)% (0.8)% 2019 2020 Q1 Q2 Q3 Q4 0.0% Average Fleet at OEC1 Average Fleet on Rent at OEC1 $ Utilization2

17NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. $214.4 $(0.1) $(29.3) $8.6 $3.1 $0.7 $(1.8) $195.6 2019 Currency impact Equipment rental revenue Direct operating expenses SG&A Other Gain/loss² 2020 Adjusted EBITDA declined 8.8% or $18.8 million in Q4 2020 primarily due to lower volume and rental revenue DOE was reduced by $8.6 million primarily due to lower re-rent and personnel-related expenses in Q4 2020 SG&A declined $3.1 million in Q4 2020 primarily due to reductions in selling and travel expense REBITDA margin1,3 in Q4 2020 declined 80 bps YoY to 45.8% REBITDA margin flow-through was 59.4% in Q4 2020 Q4 and Full Year Adjusted EBITDA1 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. Gain / loss on sales of rental equipment, new equipment, parts and supplies. 3. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 2 Q4 Adjusted EBITDA Bridge $741.0 $0.2 $(159.2) $83.9 $35.7 $(4.4) $(7.8) 2019 Currency impact Equipment rental revenue Direct operating expenses SG&A Other Gain/loss² 2020 Full Year Adjusted EBITDA Bridge $ in millions $ in millions $689.4

18NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. 2.4x $425M Free cash flow3 of approximately $425 million for YTD 2020 Net leverage3 of 2.4x compared with 2.8x in December 2019 New net leverage target of 2.0x to 3.0x Credit Rating: Moody’s (B1/Stable) / S&P (B+/Stable) $1,200.0 $255.0175.0 2020 2021 2022 2023 2024 2025 2026 2027 Disciplined Capital Management 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility. 3. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 $ in millions, as of December 31, 2020 ABL Credit Facility Senior Unsecured Notes Total debt of $1.7 billion as of December 31, 2020, down by approximately $415 million from December 31, 2019 No near-term maturities and ample liquidity of $1.4 billion provides financial flexibility2 AR Facility1 Maturities $40.8 Finance Leases 2021-2027 ABL Credit Facility

19NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Ja n- 05 Ja n- 06 Ja n- 07 Ja n- 08 Ja n- 09 Ja n- 10 Ja n- 11 Ja n- 12 Ja n- 13 Ja n- 14 Ja n- 15 Ja n- 16 Ja n- 17 Ja n- 18 Ja n- 19 Ja n- 20 A Resilient Industry as of January 2021 50 1. Source: ARA / IHS Global Insights as of November 2020 3. Source: The American Institute of Architects (AIA) 2. Source: Dodge Analytics U.S. as of December 2020 Architecture Billings Index3 Equipment rental market forecast to grow from about $51 billion in 2020 to $62 billion in 2024 Secular trends favor rental versus ownership Healthcare, warehouse and infrastructure sectors reflect strong growth over the next few years Select Market Forecasts2 U.S. Nonresidental Building Starts History Forecast 2017 2018 2019 2020 2021 2022 2023 YOY Growth +12% +4% +5% (23)% +3% +9% +7% Sectors with Tailwinds History Forecast 2017 2018 2019 2020 2021 2022 2023 Healthcare +7% (3)% +3% (9)% +8% +9% +8% Warehouse +18% +2% +25% +2% +8% +11% +1% Infrastructure +5% (2)% +11% (18)% +7% +6% +3% December 42.6 $38 $31 $32 $35 $38 $41 $44 $47 $49 $51 $55 $58 $51 $51 $55 $59 $62 08 09 10 11 12 13 14 15 16 17 18 19 20E 21E 22E 23E 24E N.A. Equipment Rental Market1 ’20-'2 4E CA GR: ~ 4%

20NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Adjusted EBITDA $730 to $760 million increase of 6% to 10% over 2020 Net Rental Equipment Capital Expenditures $400 to $450 million 2021 Full Year Guidance

21NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Improving Metrics Position Future Growth 4.1x 3.6x 3.1x 2.8x 2.4x 2016 2017 2018 2019 2020 34.5% 33.4% 34.6% 37.1% 38.7% 2016 2017 2018 2019 2020 Net Leverage2 Adjusted EBITDA Margin1 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 29 and 30 and previously filed presentations 2. For a definition and calculation, see slide 32 Focus on top line growth and controlling costs to continue to improve margins over time Strong free cash flow provides flexibility for new growth initiatives Will continue opening new greenfield locations Seeking accretive M&A in select geographies, industry verticals and products

22NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. APPENDIX

23NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Develop Our People and Culture Attract and retain diverse talent Align performance to shared purpose Support a safe and healthy work place culture Expand continuous learning to all employees Our Strategic Initiatives are Delivering Results Improve Operating Effectiveness Improve sales force effectiveness Improve safety and labor productivity Increase density in large urban markets Improve vendor management and fleet availability Enhance Customer Experience Provide premium products and solutions-based services Introduce innovative technology solutions Maintain COVID-19 protocols to protect customers and employees Disciplined Capital Management Drive EBITDA margin growth Maximize fleet management and utilization Operate within new net leverage target range of 2.0x to 3.0x Expand and Diversify Revenues Broaden customer base Expand products and services Grow pricing and ancillary revenues Seek accretive M&A in selective geographies, verticals and selected products

24NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. $536.2 $585.4 $684.8 $741.0 $689.4 2016 2017 2018 2019 2020 Margin and Net Leverage Improved Since Spin-off Equipment Rental Revenue 4.1x 3.6x 3.1x 2.8x 2.4x 2016 2017 2018 2019 2020 34.5% 33.4% 34.6% 37.1% 38.7% 2016 2017 2018 2019 2020 Net Leverage2Adjusted EBITDA Margin1 Adjusted EBITDA1 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 29 and 30 and previously filed presentations 2. For a definition and calculation, see slide 32 $ in millions $ in millions $1,352.7 $1,499.0 $1,658.3 $1,701.8 $1,543.7 2016 2017 2018 2019 2020 ’16-‘20 CAGR: 3.4% ’16-‘2 0 CA GR: 6 .5%

25NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Glossary of Terms Commonly Used in the Industry Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix.

26NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. $540.1 $(0.6) $(29.3) $11.0 $(0.8) 2019 Currency translation Equipment rental revenue Sales of rental equipment Sales of new equipment and other 2020 Q4 Revenue Bridge Equipment rental revenue decreased 6.5% in Q4 2020 with lower volume as a result of the impact of the COVID-19 pandemic Sales of rental equipment increased 15.2%, or $10.8 million, in Q4 2020 Total revenues decreased 3.6%, or $19.7 million, in Q4 2020 primarily due to the decline in equipment rental revenue offset by an increase in sales of rental equipment Q4 and Full Year Total Revenues $1,999.0 $(1.1) $(157.0) $(44.3) $(15.3) 2019 Currency translation Equipment rental revenue Sales of rental equipment Sales of new equipment and other 2020 Full Year Revenue Bridge$ in millions $1,781.3 $ in millions $520.4

27NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Q4 Net Results Bridge $35.1 $0.1 $8.6 $4.6 ($12.9) 2019 Currency impact Income tax Interest expense All other 2020 Net income was $35.5 million in Q4 2019 compared to $35.1 million in the prior year Interest expense in Q4 2020 declined $4.6 million primarily due to lower average outstanding balances and interest rates on our ABL Credit Facility in 2020 Income tax provision in Q4 2020 was $9.5 million compared with $18.1 million in the same period last year All other includes the impact of our operating results Q4 and Full Year Net Results $ in millions Full Year Net Results Bridge $47.5 $0.4 $(4.3) $80.9 $(10.5) ($40.3) 2019 Currency impact Income tax Interest expense impairment All other 2020 $ in millions $73.7 $35.5

28NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Three Months Ended December 31, Years Ended December 31, 2020 2019 2020 2019 Net income $35.5 $35.1 $73.7 $47.5 Loss on extinguishment — — — 53.6 Restructuring — (0.1) 0.7 7.7 Impairment 5.9 4.4 15.4 5.1 Loss on disposal of business — — 2.8 — Spin-off costs 0.2 (0.2) 0.6 0.5 Other(1) 0.2 1.0 0.4 1.0 Tax impact of adjustments(2) (1.6) (1.3) (5.1) (23.8) Adjusted net income $40.2 $38.9 $88.5 $91.6 Diluted common shares 29.8 29.3 29.4 29.1 Adjusted earnings per diluted share $1.35 $1.33 $3.01 $3.15 Reconciliation of Adjusted Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Comprised primarily of a cash separation benefit paid to our former Chief Operating Officer as part of a separation agreement for three months and the year ended December 31, 2019. (2) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities. Additionally, the tax benefit of $6.3 million recognized during the year ended December 31, 2019 related to the debt transactions.

29NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors.

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Years Ended December 31, 2020	Years Ended December 31, 2019
Net income	**$35.5**	**$35.1**	**$73.7**	**$47.5**
Income tax provision	9.5	18.1	20.4	16.1
Interest expense, net	22.5	27.1	92.6	173.5
Depreciation of rental equipment	100.2	105.5	403.9	409.1
Non-rental depreciation and amortization	15.5	16.5	62.5	61.0
EBITDA	**183.2**	**202.3**	**653.1**	**707.2**
Restructuring	—	(0.1)	0.7	7.7
Spin-off costs	0.2	(0.2)	0.6	0.5
Non-cash stock-based compensation charges	6.1	7.0	16.4	19.5
Loss on disposal of business	—	—	2.8	—
Impairment	5.9	4.4	15.4	5.1
Other	0.2	1.0	0.4	1.0
Adjusted EBITDA	**195.6**	**214.4**	**689.4**	**741.0**
Less: Gain (loss) on sales of rental equipment	(3.5)	(2.0)	(5.1)	(0.4)
Less: Gain (loss) on sales of new equipment, parts and supplies	2.1	2.4	7.7	10.7
Rental Adjusted EBITDA (REBITDA)	**$197.0**	**$214.0**	**$686.8**	**$730.7**
Total Revenues	**$520.4**	**$540.1**	**$1,781.3**	**$1,999.0**
Less: Sales of rental equipment	81.8	71.0	198.5	242.8
Less: Sales of new equipment, parts and supplies	8.0	9.9	28.2	44.0
Equipment rental, service and other revenues	**$430.6**	**$459.2**	**$1,554.6**	**$1,712.2**
Total Revenues	$520.4	$540.1	$1,781.3	$1,999.0
Adjusted EBITDA	$195.6	$214.4	$689.4	$741.0
Adjusted EBITDA Margin	**37.6 %**	**39.7 %**	**38.7 %**	**37.1 %**
Equipment rental, service and other revenues	$430.6	$459.2	$1,554.6	$1,712.2
REBITDA	$197.0	$214.0	$686.8	$730.7
REBITDA Margin	**45.8 %**	**46.6 %**	**44.2 %**	**42.7 %**
YOY Change in REBITDA	($17.0)		($43.9)	
YOY Change in Equipment rental, service and other revenues	($28.6)		($157.6)	
YOY REBITDA Flow-Through	**59.4 %**		**27.9 %**	

NYSE: HRI 30
©2021 Herc Rentals Inc. All Rights Reserved.

REBITDA Margin Trend

$ in millions	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020
Total Revenues	**$475.7**	**$475.1**	**$508.1**	**$540.1**	**$1,999.0**	**$436.2**	**$368.0**	**$456.7**	**$520.4**	**$1,781.3**
Less: Sales of rental equipment	85.1	51.3	35.4	71.0	242.8	40.0	31.4	45.3	81.8	198.5
Less: Sales of new equipment, parts and supplies	10.9	13.2	10.0	9.9	44.0	7.0	7.0	6.2	8.0	28.2
Equipment rental, service and other revenues	**$379.7**	**$410.6**	**$462.7**	**$459.2**	**$1,712.2**	**$389.2**	**$329.6**	**$405.2**	**$430.6**	**$1,554.6**
Net income (loss)	**($6.7)**	**$9.7**	**$9.4**	**$35.1**	**$47.5**	**($3.7)**	**$2.0**	**$39.9**	**$35.5**	**$73.7**
Income tax provision (benefit)	(3.1)	5.3	(4.2)	18.1	16.1	1.1	(1.9)	11.7	9.5	20.4
Interest expense, net	32.9	31.6	81.9	27.1	173.5	24.4	23.3	22.4	22.5	92.6
Depreciation of rental equipment	100.0	100.9	102.7	105.5	409.1	100.4	101.4	101.9	100.2	403.9
Non-rental depreciation and amortization	15.0	14.6	14.9	16.5	61.0	15.8	15.7	15.5	15.5	62.5
EBITDA	**$138.1**	**$162.1**	**$204.7**	**$202.3**	**$707.2**	**$138.0**	**$140.5**	**$191.4**	**$183.2**	**$653.1**
Restructuring	—	7.8	—	(0.1)	7.7	—	0.7	—	—	0.7
Spin-off costs	—	0.3	0.4	(0.2)	0.5	0.1	0.4	(0.1)	0.2	0.6
Non-cash stock-based compensation charges	3.9	4.3	4.3	7.0	19.5	3.2	1.7	5.4	6.1	16.4
Loss on disposal of business	—	—	—	—	—	—	2.8	—	—	2.8
Impairment	0.3	0.4	—	4.4	5.1	6.3	3.2	—	5.9	15.4
Other	—	—	—	1.0	1.0	0.1	0.1	—	0.2	0.4
Adjusted EBITDA	**$142.3**	**$174.9**	**$209.4**	**$214.4**	**$741.0**	**$147.7**	**$149.4**	**$196.7**	**$195.6**	**$689.4**
Less: Gain (loss) on sales of rental equipment	1.6	1.3	(1.3)	(2.0)	(0.4)	(2.4)	1.8	(1.0)	(3.5)	(5.1)
Less: Gain on sales of new equipment, parts and supplies	2.7	2.8	2.8	2.4	10.7	1.9	1.9	1.8	2.1	7.7
Rental Adjusted EBITDA (REBITDA)	**$138.0**	**$170.8**	**$207.9**	**$214.0**	**$730.7**	**$148.2**	**$145.7**	**$195.9**	**$197.0**	**$686.8**
REBITDA Margin	**36.3 %**	**41.6 %**	**44.9 %**	**46.6 %**	**42.7 %**	**38.1 %**	**44.2 %**	**48.3 %**	**45.8 %**	**44.2 %**
YOY REBITDA Flow-Through	**183.1 %**	**168.1 %**	**83.3 %**	**263.3 %**	**169.3 %**	**107.4 %**	**31.0 %**	**20.9 %**	**59.4 %**	**27.9 %**

NYSE: HRI 31
©2021 Herc Rentals Inc. All Rights Reserved.

32NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Calculation of Net Leverage Ratio $ in millions Q4 2020 Q4 2019 Long-Term Debt, Net $1,651.5 $2,051.5 (Plus) Current maturities of long-term debt 12.2 27.0 (Plus) Unamortized debt issuance costs 7.1 7.9 (Less) Cash and Cash Equivalents (33.0) (33.0) Net Debt $1,637.8 $2,053.4 Trailing Twelve-Month Adjusted EBITDA $689.4 $741.0 Net Leverage 2.4 x 2.8 x Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

Reconciliation of Free Cash Flow

Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies.

Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company's ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

$ in millions	Years Ended December 31,				
	2020	2019	2018	2017	2016
Net cash provided by operating activities	**$610.9**	**$635.6**	**$559.1**	**$349.1**	**$433.4**
Rental equipment expenditures	(344.1)	(638.4)	(771.4)	(501.4)	(468.3)
Proceeds from disposal of rental equipment	192.5	224.2	272.3	160.1	115.4
Net Fleet Capital Expenditures	**(151.6)**	**(414.2)**	**(499.1)**	**(341.3)**	**(352.9)**
Non-rental capital expenditures	(41.4)	(56.9)	(77.6)	(74.6)	(47.8)
Proceeds from disposal of property and equipment	6.6	7.7	9.7	5.9	5.7
Other	—	4.0	—	—	—
Free Cash Flow	**$424.5**	**$176.2**	**($7.9)**	**($60.9)**	**$38.4**

NYSE: HRI 33
©2021 Herc Rentals Inc. All Rights Reserved.

34NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Historical Fleet at OEC1 $ in millions FY 2016 FY 2017 FY 2018 FY 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 FY 2020 Beginning Balance $3,384 $3,556 $3,651 $3,777 $3,822 $3,800 $3,752 $3,726 $3,822 Expenditures $495 $524 $774 $627 $109 $88 $90 $62 $349 Disposals ($328) ($442) ($607) ($593) ($110) ($83) ($124) ($234) ($551) Foreign Currency / Other $5 $13 ($41) $11 ($21) ($53) $8 $35 ($31) Ending Balance $3,556 $3,651 $3,777 $3,822 $3,800 $3,752 $3,726 $3,589 $3,589 Proceeds as a percent of OEC 41.7% 39.8% 37.8% 40.9% 37.1% 40.7% 37.4% 35.7% 37.0% 1. Original equipment cost based on ARA guidelines

35NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Fleet Mix 1. Original equipment cost based on ARA guidelines December 31, 2020 December 31, 2019 Aerial - Booms 16.4% 17.1 % Aerial - Scissors & Other 7.2% 7.3 % Earthmoving - Compact 8.0% 8.3 % Earthmoving - Heavy 5.5% 5.6 % Material Handling - Telehandlers 13.3% 13.6 % Material Handling - Industrial 4.0% 4.1 % Trucks and Trailers 14.6% 14.0 % ProSolutions® 17.4% 15.9 % ProContractor 5.8% 6.0 % Air Compressors 2.3% 2.4 % Other 2.3% 2.5 % Lighting 1.9% 1.8 % Compaction 1.3% 1.4 % Total 100.0% 100.0 % OEC1 $3.59B $3.82B

NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. Investor Contact: Elizabeth M. Higashi, CFA Vice President, Investor Relations & Sustainability elizabeth.higashi@hercrentals.com